UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 4, 2005


                        PACKAGING DYNAMICS CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


            Delaware                 000-49741             32-0009217
        (State or Other             (Commission           (IRS Employer
 Jurisdiction of Incorporation)     File Number)        Identification No.)


                3900 West 43rd Street, Chicago, Illinois 60632
              (Address of Principal Executive Offices) (Zip Code)


                                (773) 843-4000
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to
    Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to
    Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry Into a Material Agreement.

                  On January 4, 2005, Packaging Dynamics Corporation (the "Company") entered into revised Nonqualified Stock Option Agreements substantially in the form filed herewith as Exhibit 10 (each, an "Option Agreement") with the following executive officers of the Company: Frank V. Tannura, Phillip D. Harris, Gaby A. Ajram, Patrick T. Chambliss, Jeremy S. Lawrence and Randy L. Van Antwerp (collectively, the "Executive Officers," and each, an "Executive Officer") in connection with stock options granted to the Executive Officers on December 31, 2004 under the Company's 2002 Long-Term Incentive Stock Plan. Pursuant to the Option Agreements, each of the Executive Officers was granted the number of options (the "Options") as set forth below to purchase the Company's common stock at an exercise price of $14.40 per share, which was the closing price of the common stock on December 31, 2004.

                  Frank V. Tannura:  60,000 Options

                  Phillip D. Harris:  35,000 Options

                  Gaby A. Ajram:  35,000 Options

                  Patrick T. Chambliss:  25,000 Options

                  Jeremy S. Lawrence: 25,000 Options

                  Randy L. Van Antwerp: 25,000 Options

                  The term of the Options is seven years. The Options vest and become exercisable annually in equal one-third portions over the three-year period commencing with the first anniversary of the date of grant. If an Executive Officer's employment is terminated, the Option may be exercised to the extent that portion of the Option is vested at the time of termination for a period following the termination date of one year if the termination was due to death or disability of the Executive Officer, six months if the termination was without cause and thirty days if the termination was with cause or by the Executive Officer other than for retirement. The Option Agreements also contain provisions (i) requiring that the Executive Officer maintain the confidentiality of the Company's confidential information; (ii) restricting an Executive Officer's ability to compete with the Company for a period of one year following such Executive Officer's termination of employment; and (iii) restricting an Executive Officer's ability to solicit customers, suppliers or employees of the Company for a period of one year following such Executive Officer's termination of employment. Violation of any of the foregoing would result in the recission of the Option and forfeiture by the Executive Officer of any shares acquired from the exercise of the Option and/or the profits from the sale of any such acquired shares.

                  A copy of the form of the Option Agreement is attached hereto as Exhibit 10. The foregoing description of the Option Agreement is qualified in its entirety by reference to the complete copy attached hereto as an exhibit.

ITEM 9.01.        Financial Statements and Exhibits.

                  (c)      Exhibits.

Exhibit No.       Description

Exhibit 10        Form of revised Nonqualified Stock Option Agreement

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PACKAGING DYNAMICS CORPORATION


                                           /s/Patrick T. Chambliss
Dated: January 10, 2005                By: -------------------------
                                           Patrick T. Chambliss
                                           Vice President and Chief Financial
                                           Officer

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492950.02-Chicago Server 2A - MSW
                                 EXHIBIT INDEX

Exhibit No.       Description

Exhibit 10        Form of revised Nonqualified Stock Option Agreement